FOR IMMEDIATE RELEASE

MEDIA CONTACT:	INVESTOR CONTACT:
Kristen Batch	Helyn Corcos
Symantec Corp.	Symantec Corp.
650-527-5152	650-527-5523
Kristen_Batch@symantec.com	hcorcos@symantec.com

SYMANTEC REPORTS SECOND QUARTER FISCAL YEAR 2015 RESULTS

•	Non-GAAP operating margin and EPS exceed guidance; revenue in-line with expectations

•	Results fueled by strength in enterprise backup, enterprise endpoint protection and DLP

•	On track to achieve our fiscal year revenue and operating margin targets at original guided exchange rate

MOUNTAIN VIEW, Calif. - November 5, 2014 - Symantec Corp. (NASDAQ: SYMC) today reported the results of its second quarter of fiscal year 2015, ended October 3, 2014.

Michael A. Brown, president and CEO, said, “Symantec delivered solid results this quarter that demonstrate the underlying strengths of our security and information management businesses. We are pleased with the growth we achieved in enterprise endpoint security and data loss prevention. Strong performance in our NetBackup appliances accelerated from 35% year-over-year growth in the June quarter to 45% in the September quarter.”

“Symantec operates the largest civilian threat intelligence network in the world, which is a competitive advantage that makes our products and services increasingly capable of defending against sophisticated threats,” Brown said. “In October, we released an upgrade to our flagship enterprise security product, Symantec Endpoint Protection, which improves our ability to stop targeted attacks, and we launched our Managed Adversary Threat Intelligence offering that provides enterprise customers with greater threat intelligence as to who is attacking them.”

Thomas Seifert, executive vice president and CFO, said, “We are successfully executing against the priorities we outlined at the beginning of the year, and in particular our eight revenue and efficiency initiatives are contributing to revenue and margin expansion. Achieving nearly 29% non-GAAP operating margin this quarter, a 120 basis point improvement year-on-year, underscores our ability to improve profitability. We are on track to achieve our fiscal year revenue and operating margin targets at our original guided exchange rate.”

Last month, Symantec announced plans to separate into two publicly traded companies, one focused on security, the other on information management. “We believe this separation will provide each business the flexibility and focus to drive growth and enhance shareholder value,” Seifert said. “To minimize disruption for our customers and partners, we have dedicated teams managing the separation process and our go-to-market capabilities will remain largely intact for the remainder of this fiscal year.”

Results for the Second Quarter of Fiscal Year 2015 (Dollars in millions, except EPS)

	2Q15	2Q14	Reported Y/Y Change
GAAP
Revenue	$1,617	$1,637	(1)%
Operating Margin	21.5%	15.1%	640	bps
Net Income	$244	$241	1%
Deferred Revenue	$3,417	$3,567	(4)%
EPS (Diluted)	$0.35	$0.34	3%
CFFO	$173	$191	(9)%
Non-GAAP
Operating Margin	28.7%	27.5%	120	bps
Net Income	$332	$359	(8)%
EPS (Diluted)	$0.48	$0.51	(6)%

Third Quarter and Fiscal Year 2015 Guidance (Dollars in millions, except EPS)

	3Q15		FY15
	At Expected FX Rate	At Previous FX Rate	At Expected FX Rate	At Previous FX Rate
GAAP
Revenue	$1,650 - $1,690	$1,695 - $1,735	$6,600 - $6,680	$6,715 - $6,795
Operating Margin	19.2% - 20.2%	20.7% - 21.7%	19.4% - 19.8%	20.3% - 20.6%
EPS (Diluted)	$0.31 - $0.34	$0.33 - $0.36	$1.31 - $1.36	$1.37 - $1.42
Non-GAAP
Operating Margin	28.3% - 29.3%	29.5% - 30.5%	27.4% - 27.8%	28.3% - 28.6%
EPS (Diluted)	$0.47 - $0.50	$0.49 - $0.52	$1.88 - $1.93	$1.94 - $1.99
Tax Rate	27%	27%	26%	26%
Share Count	697 million	697 million	697 million	697 million
FX Rate (€/$)	$1.27	$1.38	$1.31	$1.38

Symantec's Board of Directors has declared a quarterly cash dividend of $0.15 per common share to be paid on December 17, 2014 to all shareholders of record as of the close of business on November 24, 2014. The ex-dividend date will be November 20, 2014.

Conference Call
Symantec has scheduled a conference call for 5 p.m. ET/2 p.m. PT today to discuss results from the second quarter of fiscal year 2015, ended October 3, 2014 and to review guidance. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay and our prepared remarks will be available on the investor relations home page shortly after the call is completed.

About Symantec
Symantec Corporation (NASDAQ: SYMC) is an information protection expert that helps people, businesses and governments seeking the freedom to unlock the opportunities technology brings -- anytime, anywhere. Founded in April 1982, Symantec, a Fortune 500 company, operating one of the largest global data-intelligence networks, has provided leading security, backup and availability solutions for where vital information is stored, accessed and shared. The company's more than 20,000 employees reside in more than 50 countries. Ninety-nine percent of Fortune 500 companies are Symantec customers. In fiscal 2014, it recorded revenues of $6.7 billion. To learn more go to www.symantec.com or connect with Symantec at: http://www.symantec.com/social/

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NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.

Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.
FORWARD-LOOKING STATEMENTS: This press release contains statements regarding our financial and business results and plans, which may be considered forward-looking within the meaning of the U.S. federal securities laws. These include statements regarding our plan to separate into two publicly traded companies, as well as projections of future revenue, operating margin and earnings per share, amortization of acquisition-related intangibles, stock-based compensation, and restructuring, separation and transition charges. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: general economic conditions; risks related to the planned separation of the company into the security business and the information management business; maintaining customer and partner relationships; the anticipated growth of certain market segments, particularly with regard to security and storage; the competitive environment in the software industry; changes to operating systems and product strategy by vendors of operating systems; fluctuations in currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. We assume no obligation, and do not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risks factors is contained in the Risk Factors sections of our Form 10-K for the year ended March 28, 2014.

USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to the impact of stock-based compensation, charges related to the amortization of intangible assets, and certain other income and expense items that management considers unrelated to the Company’s core operations, including restructuring, separation and transition costs. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management team uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations page of our website at http://www.symantec.com/invest.

SYMANTEC CORPORATION
Condensed Consolidated Balance Sheets
(Dollars in millions, unaudited)

	October 3,	March 28,
	2014	2014 (1)
ASSETS
Current assets:
Cash and cash equivalents	$2,972	$3,707
Short-term investments	821	377
Trade accounts receivable, net	722	1,007
Inventories, net	11	14
Deferred income taxes	152	142
Deferred commissions	111	115
Other current assets	249	290
Total current assets	5,038	5,652
Property and equipment, net	1,181	1,116
Intangible assets, net	690	768
Goodwill	5,860	5,858
Long-term deferred commissions	24	21
Other long-term assets	90	124
Total assets	$12,883	$13,539
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$219	$282
Accrued compensation and benefits	310	365
Deferred revenue	2,874	3,322
Current portion of long-term debt	350	—
Other current liabilities	292	337
Total current liabilities	4,045	4,306
Long-term debt	1,745	2,095
Long-term deferred revenue	543	581
Long-term deferred tax liabilities	441	425
Long-term income taxes payable	130	252
Other long-term obligations	82	83
Total liabilities	6,986	7,742
Total stockholders' equity	5,897	5,797
Total liabilities and stockholders' equity	$12,883	$13,539

(1) Derived from audited consolidated financial statements.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Income
(In millions, except per share data, unaudited)

			Year-Over-Year
	Three Months Ended		Growth Rate
	October 3,	September 27,		Constant
	2014	2013	Actual	Currency (1)
Net revenue:
Content, subscription, and maintenance	$1,445	$1,499	(4)%	(3)%
License	172	138	25%	25%
Total net revenue	1,617	1,637	(1)%	(1)%
Cost of revenue:
Content, subscription, and maintenance	240	252
License	25	19
Amortization of intangible assets	13	13
Total cost of revenue	278	284	(2)%	(2)%
Gross profit	1,339	1,353	(1)%	(1)%
Operating expenses:
Sales and marketing	565	592
Research and development	276	248
General and administrative	93	114
Amortization of intangible assets	27	29
Restructuring, separation, and transition	30	122
Total operating expenses	991	1,105	(10)%	(10)%
Operating income	348	248	40%	42%
Interest income	3	3
Interest expense	(19)	(20)
Other income, net	1	20
Income before income taxes	333	251	33%	N/A
Provision for income taxes	89	10
Net income	$244	$241	1%	N/A
Net income per share -- basic	$0.35	$0.34
Net income per share -- diluted	$0.35	$0.34
Weighted-average shares outstanding -- basic	690	699
Weighted-average shares outstanding -- diluted	696	707
Cash dividends declared per common share	$0.15	$0.15

(1) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Income
(In millions, except per share data, unaudited)

			Year-Over-Year
	Six Months Ended		Growth Rate (1)
	October 3,	September 27,		Constant
	2014	2013	Actual	Currency (2)
Net revenue:
Content, subscription, and maintenance	$3,019	$3,019	—%	—%
License	333	327	2%	1%
Total net revenue	3,352	3,346	—%	—%
Cost of revenue:
Content, subscription, and maintenance	509	515
License	52	41
Amortization of intangible assets	26	28
Total cost of revenue	587	584	1%	—%
Gross profit	2,765	2,762	—%	—%
Operating expenses:
Sales and marketing	1,209	1,244
Research and development	584	510
General and administrative	196	233
Amortization of intangible assets	56	100
Restructuring, separation, and transition	50	203
Total operating expenses	2,095	2,290	(9)%	(9)%
Operating income	670	472	42%	40%
Interest income	6	6
Interest expense	(40)	(45)
Other income, net	2	38
Income before income taxes	638	471	35%	N/A
Provision for income taxes	158	73
Net income	$480	$398	21%	N/A
Net income per share -- basic	$0.69	$0.57
Net income per share -- diluted	$0.69	$0.56
Weighted-average shares outstanding -- basic	691	698
Weighted-average shares outstanding -- diluted	697	707
Cash dividends declared per common share	$0.30	$0.30

(1) We have a 52/53-week fiscal accounting year. The six months ended October 3, 2014 consisted of 27 weeks, whereas the six months ended September 27, 2013 consisted of 26 weeks.
(2) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Cash Flows
(Dollars in millions, unaudited)

	Six Months Ended
	October 3, 2014	September 27, 2013
OPERATING ACTIVITIES:
Net income	$480	$398
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	145	139
Amortization of intangible assets	82	128
Amortization of debt issuance costs and discounts	2	5
Stock-based compensation expense	89	77
Deferred income taxes	30	51
Excess income tax benefit from the exercise of stock options	(5)	(13)
Net gain from sale of short-term investments	—	(32)
Other	3	11
Net change in assets and liabilities, excluding effects of acquisitions:
Trade accounts receivable, net	268	465
Inventories, net	3	8
Deferred commissions	(3)	20
Accounts payable	(77)	(92)
Accrued compensation and benefits	(50)	(110)
Deferred revenue	(374)	(556)
Income taxes payable	(101)	(72)
Other assets	30	31
Other liabilities	(56)	45
Net cash provided by operating activities	466	503
INVESTING ACTIVITIES:
Purchases of property and equipment	(199)	(118)
Cash payments for acquisitions, net of cash acquired	(19)	(17)
Purchases of short-term investments	(1,071)	(102)
Proceeds from maturities of short-term investments	411	—
Proceeds from sales of short-term investments	156	67
Net cash used in investing activities	(722)	(170)
FINANCING ACTIVITIES:
Repayments of debt and other obligations	(18)	(1,189)
Proceeds from convertible note hedge	—	189
Net proceeds from sales of common stock under employee stock benefit plans	66	160
Excess income tax benefit from the exercise of stock options	5	13
Tax payments related to restricted stock units	(34)	(30)
Dividends paid, net	(207)	(210)
Repurchases of common stock	(250)	(250)
Proceeds from other financing, net	34	—
Net cash used in financing activities	(404)	(1,317)
Effect of exchange rate fluctuations on cash and cash equivalents	(75)	26
Change in cash and cash equivalents	(735)	(958)
Beginning cash and cash equivalents	3,707	4,685
Ending cash and cash equivalents	$2,972	$3,727

SYMANTEC CORPORATION
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1) (2)
(In millions, except per share data, unaudited)

							Year-Over-Year
	Three Months Ended						Non-GAAP Growth Rate
	October 3, 2014			September 27, 2013				Constant
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual	Currency (3)
Net revenue	$1,617	$—	$1,617	$1,637	$—	$1,637	(1)%	(1)%
Gross profit	$1,339	$19	$1,358	$1,353	$17	$1,370	(1)%	(1)%
Stock-based compensation		6			4
Amortization of intangible assets		13			13
Gross margin %	82.8%	1.2%	84.0%	82.7%	1.0%	83.7%	30 bps	30 bps
Operating expenses:	$991	$97	$894	$1,105	$185	$920	(3)%	(3)%
Stock-based compensation		40			34
Amortization of intangible assets		27			29
Restructuring, separation, and transition		30			122
Operating expenses as a % of revenue	61.3%	(6.0)%	55.3%	67.5%	(11.3)%	56.2%	-90 bps	-120 bps
Operating income	$348	$116	$464	$248	$202	$450	3%	5%
Operating margin %	21.5%	7.2%	28.7%	15.1%	12.4%	27.5%	120 bps	150 bps
Net income:	$244	$88	$332	$241	$118	$359	(8)%	N/A
Gross profit adjustment		19			17
Operating expense adjustment		97			185
Income tax effect on above items		(28)			(84)
Diluted net income per share	$0.35	$0.13	$0.48	$0.34	$0.17	$0.51	(6)%	N/A
Diluted weighted-average shares outstanding	696	—	696	707	—	707	(2)%	N/A

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.

(2) Non-GAAP measures for fiscal 2015 have been revised to reflect a change in methodology that reduces the number of adjustments to GAAP measures. For a detailed explanation of this change in methodology, please see “Change in non-GAAP methodology” in Appendix A.

(3) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Revenue and Deferred Revenue Detail
(Dollars in millions, unaudited)

	Three Months Ended
	October 3, 2014	September 27, 2013
GAAP Revenue
Content, subscription, and maintenance	$1,445	$1,499
License	172	138
Total Revenue	$1,617	$1,637
GAAP Revenue - Y/Y Growth Rate
Content, subscription, and maintenance	(4)%	—%
License	25%	(31)%
Total Y/Y Growth Rate	(1)%	(4)%
GAAP Revenue - Y/Y Growth Rate in Constant Currency (1)
Content, subscription, and maintenance	(3)%	—%
License	25%	(31)%
Total Y/Y Growth Rate in Constant Currency (1)	(1)%	(3)%
GAAP Revenue by Segment (2)
Consumer Security	$485	$518
Enterprise Security	511	517
Information Management	621	602
GAAP Revenue by Segment - Y/Y Growth Rate (2)
Consumer Security	(6)%	(2)%
Enterprise Security	(1)%	(4)%
Information Management	3%	(5)%
GAAP Revenue by Segment - Y/Y Growth Rate in Constant Currency (1) (2)
Consumer Security	(6)%	(1)%
Enterprise Security	(1)%	(3)%
Information Management	3%	(6)%
GAAP Revenue by Geography
International	$847	$848
U.S.	770	789
Americas (U.S., Latin America, Canada)	884	890
EMEA	455	457
Asia Pacific & Japan	278	290
GAAP Revenue by Geography - Y/Y Growth Rate
International	—%	(3)%
U.S.	(2)%	(4)%
Americas (U.S., Latin America, Canada)	(1)%	(3)%
EMEA	—%	4%
Asia Pacific & Japan	(4)%	(14)%
GAAP Revenue by Geography - Y/Y Growth Rate in Constant Currency (1)
International	1%	(2)%
U.S.	(2)%	(5)%
Americas (U.S., Latin America, Canada)	(1)%	(4)%
EMEA	—%	(1)%
Asia Pacific & Japan	(3)%	(5)%
GAAP Deferred Revenue	$3,417	$3,567
GAAP Deferred Revenue - Y/Y Growth Rate	(4)%	(3)%
GAAP Deferred Revenue - Y/Y Growth Rate in Constant Currency (1)	(1)%	(3)%

(1) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods (or, in the case of deferred revenue, converted into United States dollars at the actual exchange rate in effect at the end of the prior period).

(2) This presentation includes revised amounts from a change in segment reporting. Please see Appendix A for more details.

SYMANTEC CORPORATION
Operating Margin by Segment Detail (1) (2) (3)
(Dollars in millions, unaudited)

	Three Months Ended
	October 3,	September 27,
	2014	2013
Operating Income by Segment
Consumer Security	$257	$225
Enterprise Security	85	80
Information Management	122	145
Total Operating Income by Segment	464	450
Reconciling Items:
Stock-based compensation	46	38
Amortization of intangible assets	40	42
Restructuring, separation, and transition	30	122
Total Consolidated Operating Income	$348	$248
Operating Margin by Segment
Consumer Security	53%	43%
Enterprise Security	17%	15%
Information Management	20%	24%

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.

(2) Non-GAAP measures for fiscal 2015 have been revised to reflect a change in methodology that reduces the number of adjustments to GAAP measures. For a detailed explanation of this change in methodology, please see “Change in non-GAAP methodology” in Appendix A.

(3) This presentation includes revised amounts from a change in segment reporting. Please see Appendix A for more details.

SYMANTEC CORPORATION
Guidance and Reconciliation of GAAP to Non-GAAP Operating Margin and Earnings Per Share (1) (2)
(Dollars in millions, except per share data, unaudited)

Fiscal Year 2015
Revenue Guidance	Year Ended April 3, 2015
Year-Over-Year Growth Rate (3)(4)
	Range	Actual	Constant Currency (5)
Revenue range	$6,600 - $6,680	(1.5) % - (0.3) %	(0.4) % - 0.8%

Year Ended April 3, 2015
Year-Over-Year Increase (3)
Operating Margin Guidance and Reconciliation	Range	Actual	Constant Currency (5)
GAAP operating margin	19.4% - 19.8%	170 bps - 210 bps	223 bps - 267 bps
Add back:
Stock-based compensation	2.9%
Other non-GAAP adjustments	5.1%
Non-GAAP operating margin	27.4% - 27.8%	0 bps - 40 bps	49 bps - 88 bps

Year Ended April 3, 2015
Year-Over-Year Growth Rate (3)
Earnings Per Share Guidance and Reconciliation		Range	Actual
GAAP diluted earnings per share range		$1.31 - $1.36	2.3% - 6.3%
Add back:
Stock-based compensation, net of taxes		$0.20
Other non-GAAP adjustments, net of taxes		$0.37
Non-GAAP diluted earnings per share range		$1.88 - $1.93	(3.6) % - (1.0) %

Third Quarter Fiscal Year 2015
Revenue Guidance	Three Months Ended January 2, 2015
Year-Over-Year Growth Rate
	Range	Actual	Constant Currency (5)
Revenue range	$1,650 - $1,690	(3.2) % - (0.9)%	(0.6) % - 1.8%

Three Months Ended January 2, 2015
Year-Over-Year Increase (Decrease)
Operating Margin Guidance and Reconciliation	Range	Actual	Constant Currency (5)
GAAP operating margin	19.2% - 20.2%	(460) bps - (360) bps	(335) bps - (250) bps
Add back:
Stock-based compensation	3.1%
Other non-GAAP adjustments	6.0%
Non-GAAP operating margin	28.3% - 29.3%	(160) bps - (60) bps	(56) bps - 43 bps

Three Months Ended January 2, 2015
Year-Over-Year Growth Rate
Earnings Per Share Guidance and Reconciliation		Range	Actual
GAAP diluted earnings per share range		$0.31 - $0.34	(22.5) % - (15.0) %
Add back:
Stock-based compensation, net of taxes		$0.05
Other non-GAAP adjustments, net of taxes		$0.11
Non-GAAP diluted earnings per share range		$0.47 - $0.50	(9.6) % - (3.8) %

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.

(2) Non-GAAP measures for fiscal 2015 have been revised to reflect a change in methodology that reduces the number of adjustments to GAAP measures. For a detailed explanation of this change in methodology, please see “Change in non-GAAP methodology” in Appendix A.

(3) We have a 52/53-week fiscal accounting year. The fiscal year ended April 3, 2015 consists of 53 weeks, whereas the fiscal year ended March 28, 2014 consisted of 52 weeks.

(4) Growth rates are calculated using fiscal year 2014 non-GAAP revenue.
(5) Management refers to growth rates adjusting for currency fluctuations in foreign currency exchange rates so that the business results can be viewed without the impact of these fluctuations. We compare the percent change of the results from one period to another period in order to provide a consistent framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Explanation of Non-GAAP Measures and Other Items
Appendix A

Segment Reporting: In fiscal 2015, we are focused on managing our businesses as a portfolio and optimizing certain businesses for margin or growth. As a result, we formed a new consumer group and we consolidated our enterprise security businesses into a segment. We modified our segment reporting structure to match our operating structure in the second quarter of fiscal 2015. The historical periods presented have been adjusted to reflect the new reporting structure, which is now:

•	Consumer Security

•	Enterprise Security

•	Information Management

Consumer Security consists of our consumer security businesses that were previously reported in User Productivity & Protection. Enterprise Security consists of our enterprise security businesses that were previously reported in User Productivity & Protection and Information Security. There were no changes to the Information Management segment.

Objective of non-GAAP measures: We believe our presentation of non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management team uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers and that investors benefit from an understanding of the non-GAAP financial measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.

Change in non-GAAP methodology: From time to time, the Company performs a comprehensive review of its non-GAAP financial measures. Effective in the first quarter of fiscal 2015, non-GAAP financial measures are adjusted for the following items: stock-based compensation expense; charges related to the amortization of intangible assets; certain other income and expense items that management considers unrelated to the Company’s core operations; and the associated income tax effects of the adjustments. By limiting the number and nature of adjustments, our management team believes this supplemental information will provide more meaningful insight into the performance of the Company’s core business and enhance investors’ ability to compare the Company’s performance to its peers. The adoption of the change in methodology has been applied retrospectively to prior periods to facilitate comparability across periods.

Stock-based compensation: Consists of expenses for employee stock options, restricted stock units, restricted stock awards, performance based awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation. When evaluating the performance of our individual business units and developing short- and long-term plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but we believe that management is limited in its ability to project the impact of stock-based compensation and accordingly is not held accountable for its impact on our operating results. Although stock-based compensation is necessary to attract and retain quality employees, our consideration of stock-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies. Furthermore, unlike cash-based compensation, the value of stock-based compensation is determined using complex formulas that incorporate factors, such as market volatility, that are beyond our control.

	Three Months Ended
	October 3,	September 27,
	2014	2013
Cost of revenue	$6	$4
Sales and marketing	18	15
Research and development	14	12
General and administrative	8	7
Total stock-based compensation	$46	$38

Amortization of intangible assets: When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

Restructuring, separation, and transition: We have engaged in various restructuring, separation, and transition activities over the past several years that have resulted in costs associated with severance, facilities, transition, and other related costs. Separation and other related costs consist of consulting and disentanglement costs incurred to split the Company into two, independent publicly traded companies, as well as costs to prune selected product lines that do not fit either the Company’s growth or margin objectives. Transition and other related costs consist of consulting charges associated with the implementation of a new Enterprise Resource Planning system, and costs related to the outsourcing of certain back office functions. Each restructuring, separation, and transition activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring, separation, or transition activities in the ordinary course of business. While our operations previously benefited from the employees and facilities covered by our various restructuring and separation charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period. We believe that it is important to understand these charges and we believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

Release of tax contingencies: During the second quarter of fiscal 2014, we realized a GAAP tax benefit of $33 million for resolution of a tax matter related to the sale of our 49% ownership interest in the joint venture with Huawei during the fourth quarter of fiscal 2012.  The related gain on the sale in the fourth quarter of fiscal 2012 was excluded from non-GAAP results and, accordingly, we have excluded the tax benefit from our non-GAAP results. This GAAP tax benefit is presented in the “Income tax effect on above items” line.